Exhibit 99.1

Contact Info: Arron K. Sutherland, President and CEO
Illinois Casualty Company
(309) 732-0105
arrons@ilcasco.com
225 20th Street, Rock Island, IL 61201

ICC Holdings, Inc. Reports 2022 Fourth Quarter and Twelve Months Results

FOR IMMEDIATE RELEASE: 3/01/2023

Rock Island, IL – March 1, 2023 – ICC Holdings, Inc. (NASDAQ: ICCH) (the Company), parent company of Illinois Casualty Company, a regional, multi-line property and casualty insurance company focusing exclusively on the food and beverage industry, today reported unaudited results for the three and twelve months ended December 31, 2022.

FOURTH QUARTER AND TWELVE MONTHS ENDED DECEMBER 31, 2022 – FINANCIAL RESULTS

Net earnings totaled $3,188,000, or $1.08 per share, for the fourth quarter of 2022, compared to net earnings of $1,994,000 or $0.65 per share, for the fourth quarter of 2021. The change in the fourth quarter’s net earnings as compared to the same quarter last year was driven primarily by an increase in earned premiums for 2022. For the twelve months ended December 31, 2022, the Company reported a net loss of $471,000, or $(0.16) per share, compared to net earnings of $4,143,000, or $1.36 per share, for the same period in 2021. The decrease in earnings was primarily driven by an increase in unrealized investment losses, driven by the unfavorable equity markets. Book value per share decreased to $19.20 at December 31, 2022, from $22.69 at December 31, 2021. This negative change in book value was driven by $4,706,000 in pre-tax net unrealized losses from equity securities coupled with $11,762,000 in after-tax unrealized losses on the fixed income portfolio, which exceeded the positive impact of the $2,308,000 repurchase of common stock during 2022.

Direct premiums written grew by $1,985,000, or 10.4%, to $21,032,000 for the fourth quarter of 2022 from $19,047,000 for the same period in 2021. For the twelve months ended December 31, 2022, direct premiums written grew by $11,635,000, or 16.4%, to $82,727,000 compared to $71,092,000 for the same period in 2021. The fourth quarter’s growth reflects an increase in renewal premiums. Net premiums earned grew by 21.7% or $3,260,000 to $18,292,000 for the three months ended December 31, 2022, from $15,032,000 for the same period in 2021. Net premiums earned grew by $15,164,000, or 28.1% to $69,057,000 for the twelve months ended December 31, 2022, from $53,893,000 for the same period in 2021. The growth in net premiums earned is driven by the increase in direct premiums earned coupled with reduced ceded premiums earned.

For the fourth quarter of 2022, the Company ceded to reinsurers $2,435,000 of earned premiums, compared to $2,767,000 of earned premiums for the fourth quarter of 2021. For the twelve months ended December 31, 2022, the Company ceded earned premiums of $9,512,000, compared to $10,854,000 for the same period in 2021. The Company is ceding less premium in 2022 due to reinsurance pricing and structure changes and expects this trend to continue into 2023.

Net investment income increased by $132,000, or 13.1%, to $1,137,000 for the fourth quarter of 2022, as compared to $1,005,000 for the same period in 2021. For the twelve months ended December 31, 2022, net investment income increased by $620,000, or 18.2%, to $4,034,000 from $3,414,000 for the same period in 2021. These increases are the result of an increase in the investment portfolio’s investment income, which is due to increased rates and rental income on the portfolio and an increase in the overall size of our investment holdings.

Net realized investment gains were $89,000 for the fourth quarter of 2022, compared to gains of $158,000 for the same period in 2021. For the twelve months ended December 31, 2022, net realized gains were $874,000, compared to gains of $983,000 for the same period in 2021. The gains reflect rebalancing activities within the Company’s investment portfolio.

Net unrealized gains on equity securities were $1,475,000 and $1,409,000 for the fourth quarters of 2022 and 2021, respectively. Net unrealized (losses) gains on equity securities were $4,706,000 and $2,802,000 for the years ended December 31, 2022 and December 31, 2021, respectively. The 2022 losses are a result of the unfavorable equity markets.

Losses and settlement expenses increased by $724,000, or 7.7%, to $10,142,000 for the fourth quarter of 2022, from $9,418,000 for the same period in 2021. Losses and settlement expenses increased by $9,833,000, or 28.3%, to $44,533,000 for the twelve months ended December 31, 2022, from $34,700,000 for the same period in 2021. This increase is due to our increase in earned premium coupled with new information on several accident claims which occurred in prior years.

Policy acquisition costs and other operating expenses increased by $892,000, or 15.2%, to $6,760,000 for the fourth quarter of 2022, from $5,868,000 for the same period in 2021. Policy acquisition costs and other operating expenses increased by $4,071,000, or 19.5%, to $24,896,000 for the twelve months ended December 31, 2022, from $20,825,000 for the same period in 2021. The increases for both periods are attributable to an increase in direct commissions, which increase in direct proportion to direct written premium, and an increase in salary expense. The salary increases were an intentional talent retention strategy.

Total assets decreased by 3.9% from $200,002,000 at December 31, 2021, to $192,273,000 at December 31, 2022. The investment portfolio, which consists of fixed income securities, common stocks, preferred stocks, properties held for investment, and other invested assets, decreased by 9.6% from $140,826,000 at December 31, 2021, to $127,325,000 at December 31, 2022, which was attributable to the volatility in the markets and repurchase of $2,308,000 in treasury shares.

Total equity decreased by $14,153,000, or 18.9%, from $74,704,000 at December 31, 2021 to $60,551,000 at December 31, 2022. The main driver of this decrease is the $11,762,000 in after-tax unrealized losses on the fixed income portfolio. In addition, the $4,706,000 in pre-tax net unrealized losses from equity securities and $2,308,000 repurchase of shares, further reduced overall equity during the year.

FOURTH QUARTER AND TWELVE MONTHS ENDED DECEMBER 31, 2022 – FINANCIAL RATIOS

The Company’s losses and settlement expense ratio (defined as losses and settlement expenses divided by net premiums earned) was 55.4% and 64.5% for the fourth quarter and twelve months ended December 31, 2022, compared with 62.7% and 64.4% for the same periods of 2021.

The expense ratio (defined as the amortization of deferred policy acquisition costs and underwriting and administrative expenses divided by net premiums earned) was 37.0% and 36.1% for the fourth quarter and twelve months ended December 31, 2022, compared to 39.0% and 38.6% for the same periods of 2021.

The Company’s GAAP combined ratio (defined as the sum of the losses and settlement expense ratio and the expense ratio) was 92.4% and 100.6% for the fourth quarter and twelve months ended December 31, 2022, compared to 101.7% and 103.0% for the same periods of 2021.

MANAGEMENT COMMENTARY

“We are pleased to see our normal pattern of a strong fourth quarter, with a GAAP combined ratio of 92.4%. We experienced continued growth in premium in 2022 with renewal business growing by $14.8 million. While premium grew by $11.6 million, our overall exposure based decreased. We strengthened our overall reserve position with $4.8 million in additional IBNR recorded during 2022. This shows the health of our core insurance business.

"Our rating increase to A- in 2021 provided us additional opportunities to reshape our portfolio of risks within the food and beverage industry through reduced limits and a shifting away from some classes of business that were not generating adequate returns. Our selectivity with new business and focus on retaining high quality existing business will continue into 2023. The Company wrote its first policy in Utah in Q4 2022, as a part of our plan to capitalize on exciting new opportunities. We recently applied for licensure in Kentucky, Nebraska, North Dakota, and South Dakota in order to expand our geographic footprint and earnings potential.

“We continue to be optimistic about the future. Our core insurance business remains strong. We anticipate our recent expansion into new territories utilizing our proven business model will create continued profitability in 2023," stated Arron Sutherland, President and Chief Executive Officer.

ABOUT ICC HOLDINGS, INC.

ICC Holdings, Inc. is a vertically integrated company created to facilitate the growth, expansion, and diversification of its subsidiaries to maximize value to its stakeholders. The group of companies consolidated under ICC Holdings, Inc. engages in diverse, yet complementary business activities, including property and casualty insurance, real estate, and information technology.

The Company’s common shares trade on the NASDAQ Capital Market under the ticker symbol “ICCH”. For more information about ICC Holdings, visit http://ir.iccholdingsinc.com.

FORWARD-LOOKING STATEMENTS

This press release, and oral statements made regarding the subjects of this release, contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding the Company’s, plans, objectives, expectations, and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing operating performance, events, or developments that the Company expects or anticipates will occur in the future, including statements relating to revenue and profit growth; future responses to and effects of the COVID-19 pandemic, as well as the distribution and effectiveness of COVID-19 vaccines, including their effects on our business operations and claims activity; new theories of liability; judicial, legislative, regulatory and other governmental developments, including, but not limited to, liability related to business interruption claims related to COVID-19; litigation tactics and developments; product and segment expansion; regulatory approval in connection with expansion; downturns and volatility in global economies and equity and credit markets, including as a result of inflation and supply chain disruptions and continued labor shortages; interest rates and changes in rates could adversely affect the Company's business and profitability; and market share, as well as statements expressing optimism or pessimism about future operating results, are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management's current views and assumptions regarding future events and operating performance, and are inherently subject to significant business, economic, and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Although the Company does not make forward-looking statements unless it believes it has a reasonable basis for doing so, the Company cannot guarantee their accuracy. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. For a list of other factors which could affect the Company’s results, see the Company’s filings with the Securities and Exchange Commission, “Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations,” including “Forward-Looking Information,” set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021. No undue reliance should be placed on any forward-looking statements.

ICC Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	As of
	December 31,	December 31,
	2022	2021

Assets
Investments and cash:
Fixed maturity securities (amortized cost of $104,580,681 at 12/31/2022 and $102,145,223 at 12/31/2021)	$93,388,971	$105,841,543
Common stocks at fair value	20,438,907	23,608,197
Preferred stocks at fair value	2,772,605	2,780,450
Other invested assets	4,722,137	3,086,568
Property held for investment, at cost, net of accumulated depreciation of $609,282 at 12/31/2022 and $464,713 at 12/31/2021	6,002,233	5,509,114
Cash and cash equivalents	3,139,986	4,606,378
Total investments and cash	130,464,839	145,432,250
Accrued investment income	791,812	659,413
Premiums and reinsurance balances receivable, net of allowances for uncollectible amounts of $50,000 at 12/31/2022 and $100,000 at 12/31/2021	31,270,460	27,199,804
Ceded unearned premiums	947,851	967,022
Reinsurance balances recoverable on unpaid losses and settlement expenses, net of allowances for uncollectible amounts of $0 at 12/31/2022 and 12/31/2021	13,610,295	14,521,219
Income taxes - current	22,042	195,694
Income taxes - deferred	3,407,006	—
Deferred policy acquisition costs, net	7,167,036	6,538,844
Property and equipment, at cost, net of accumulated depreciation of $6,590,602 at 12/31/2022 and $6,243,055 at 12/31/2021	3,313,719	3,144,218
Other assets	1,277,469	1,343,504
Total assets	$192,272,529	$200,001,968

Liabilities:
Unpaid losses and settlement expenses	$67,614,063	$61,834,809
Unearned premiums	40,527,182	36,212,266
Reinsurance balances payable	1,405,337	1,368,294
Corporate debt	15,000,000	18,455,342
Accrued expenses	6,072,020	5,441,611
Income taxes - deferred	—	954,862
Other liabilities	1,102,678	1,030,870
Total liabilities	131,721,280	125,298,054

Equity:
Common stock1	35,000	35,000
Treasury stock, at cost2	(5,463,535)	(3,155,399)
Additional paid-in capital	33,119,125	32,965,136
Accumulated other comprehensive (loss) earnings, net of tax	(8,841,517)	2,920,027
Retained earnings	43,811,551	44,282,895
Less: Unearned Employee Stock Ownership Plan shares at cost3	(2,109,375)	(2,343,745)
Total equity	60,551,249	74,703,914
Total liabilities and equity	$192,272,529	$200,001,968

1 Par value $0.01; authorized: 2022 – 10,000,000 shares and 2021 – 10,000,000 shares; issued: 2022 – 3,500,000 shares and 2021 – 3,500,000 shares; outstanding: 2022 – 3,153,741 and 2021 – 3,291,852 shares

2 2022 – 346,259 shares and 2021 – 208,148 shares

3 2022 – 210,935 shares and 2021 – 234,374 shares

ICC Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Earnings and Comprehensive Earnings (Unaudited)

	For the Three-Months Ended
	December 31,
	2022	2021
Net premiums earned	$18,291,583	$15,032,105
Net investment income	1,137,327	1,005,372
Net realized investment gains	88,870	158,477
Net unrealized gains on equity securities	1,475,087	1,408,992
Other income	87,143	152,085
Consolidated revenues	21,080,010	17,757,031
Losses and settlement expenses	10,142,399	9,418,035
Policy acquisition costs and other operating expenses	6,760,016	5,867,757
Interest expense on debt	46,409	60,906
General corporate expenses	213,121	192,128
Total expenses	17,161,945	15,538,826
Earnings before income taxes	3,918,065	2,218,205
Income tax expense (benefit):
Current	448,656	28,434
Deferred	281,586	195,862
Total income tax expense	730,243	224,296
Net earnings	$3,187,822	$1,993,909

Other comprehensive earnings (loss), net of tax	608,594	(773,554)
Comprehensive earnings	$3,796,416	$1,220,355

Earnings per share:
Basic:
Basic net earnings per share	$1.08	$0.65
Diluted:
Diluted net earnings per share	1.08	$0.65

Weighted average number of common shares outstanding:
Basic	2,939,218	3,047,433
Diluted	2,939,218	3,065,025

ICC Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Earnings and Comprehensive Earnings (Unaudited)

	For the Twelve-Months Ended
	December 31,
	2022	2021
Net premiums earned	$69,057,343	$53,893,020
Net investment income	4,034,228	3,414,408
Net realized investment gains	874,470	982,547
Net unrealized (losses) gains on equity securities	(4,706,405)	2,801,991
Other income	420,202	348,709
Consolidated revenues	69,679,838	61,440,675
Losses and settlement expenses	44,532,729	34,699,543
Policy acquisition costs and other operating expenses	24,896,120	20,824,900
Interest expense on debt	196,070	235,001
General corporate expenses	776,747	723,350
Total expenses	70,401,666	56,482,794
(Loss) earnings before income taxes	(721,828)	4,957,881
Income tax expense:
Current	984,897	400,355
Deferred	(1,235,381)	414,747
Total income tax (benefit) expense	(250,484)	815,102
Net (loss) earnings	$(471,344)	$4,142,779

Earnings per share:
Basic:
Basic net (loss) earnings per share	$(0.16)	$1.36
Diluted:
Diluted net (loss) earnings per share	$(0.16)	$1.35

Weighted average number of common shares outstanding:
Basic	3,032,155	3,047,433
Diluted	3,032,155	3,065,025

Net (loss) earnings	$(471,344)	$4,142,779
Other comprehensive loss, net of tax
Unrealized gains and losses on fixed maturity securities:
Unrealized holding (losses) arising during the period, net of income tax (benefit) of $(3,128,757) in 2022 and $(641,107) in 2021	$(11,770,084)	$(2,411,782)
Reclassification adjustment for gains included in net income, net of income tax expense of $(2,270) in 2022 and $50,050 in 2021	8,540	(188,282)
Total other comprehensive loss	(11,761,544)	(2,600,064)
Comprehensive (loss) earnings	$(12,232,888)	$1,542,715